Exhibit 99.1

NEWS RELEASE

Science 37 appoints Paul von Autenried to its Board of Directors
Former Chief Information officer and Executive Committee member for Bristol Myers Squibb brings deep industry and technology expertise to Science 37.

RESEARCH TRIANGLE PARK. October 5, 2022—Science 37 Holdings, Inc. (Nasdaq: SNCE), the Agile Clinical Trial Operating System™, today announced the appointment of seasoned industry and technology executive Paul von Autenried to its Board of Directors.

Mr. von Autenried spent 26 years in leadership roles at Bristol Myers Squibb Company, including most recently having served as Chief Information Officer and an Executive Committee member from 2011 to 2022.

“I’ve long admired Science 37 and its unique operating system to enable sponsors to accelerate clinical research,” said Mr. von Autenried. “I look forward to working with the board and management to support its evolution and next phase of growth.”

“I’m delighted to welcome Paul to our Board of Directors,” said David Coman, Chief Executive Officer of Science 37. “His extraordinarily deep industry and technology expertise will provide immense value to Science 37, as we continue to accelerate clinical research and enable access to patients without geographic limitations.”

As Mr. von Autenried joins the Board of Directors replacing Adam Goulburn.

“I would like to take this opportunity to provide a heartfelt ‘thank you’ to Adam for his valuable contribution to Science 37,” said Mr. Coman. “As a long-time member of our board, Adam was instrumental in helping us to achieve our extraordinary growth and was a catalyst to our public offering in 2021. We wish him all the best in his future endeavors.”

About Science 37

Science 37 Holdings, Inc.’s (Nasdaq: SNCE) mission is to enable universal access to clinical research—making it easier for patients and providers to participate from anywhere and helping to accelerate the development of treatments that impact patient lives. As a pioneer of decentralized clinical trials, the Science 37 l Operating System (OS) supports today’s more agile clinical research designs with its full-stack, end-to-end technology platform and centralized networks of patient communities, telemedicine investigators, mobile nurses, remote coordinators, provider communities, and data and devices. Configurable to enable almost any study type, the Science 37 OS enables up to 21x faster enrollment, 28% better retention, and 3x more diverse patient population with industry-leading workflow orchestration, evidence generation, and data harmonization. For more information, visit https://www.science37.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the products offered by Science 37, its sales pipeline and the markets in which it operates, and Science 37’s anticipated growth and profitability. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,”

“opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the ability to maintain the listing of Science 37’s securities on Nasdaq, (ii) volatility in the price of Science 37’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Science 37 operates, variations in performance across competitors, changes in laws and regulations affecting Science 37’s business and changes in its capital structure, (iii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional opportunities, (iv) the risk that Science 37 may never achieve or sustain profitability, (v) the risk that Science 37 will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all, and (vi) the potential adverse effects of the ongoing global COVID-19 pandemic. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 22, 2022 and in our other documents filed by Science 37 from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Science 37 assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Science 37 does not give any assurance that Science 37 will achieve its expectations.

MEDIA INQUIRIES:
Drew Bustos
Science 37
PR@science37.com

INVESTOR RELATIONS:
Caroline Paul
Science 37 // Gilmartin
Investors@science37.com